                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of Earliest Event Reported): SEPTEMBER 30, 1998


                          SANGSTAT MEDICAL CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        0-22890                  94-3076-069
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission               (IRS Employer
   of incorporation)                  File Number)           Identification No.)


     1505 Adams Drive, Menlo Park, California                     94025
     ----------------------------------------                   ----------
     (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code (650) 328-0300



--------------------------------------------------------------------------------
         (Former name or Former Address, if Changed Since Last Report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        (a) On September 30, 1998, SangStat Medical Corporation, a Delaware corporation ("SangStat" or the "Registrant"), and Pasteur Merieux Connaught announced the completion of the acquisition of PMC's organ transplant business known as IMTIX (the "Acquisition"). The Merger was accomplished pursuant to the Master Agreement dated June 10, 1998, between SangStat and Pasteur Merieux Serums & Vaccins, S.A., a Pasteur Merieux Connaught company and a French Societe Anonyme ("PMC").

        The transaction is an acquisition of the business of IMTIX Pasteur Merieux Connaught Transplantation, a division of PMC ("IMTIX") by SangStat for $31 million, and involves an up-front payment of $10 million and deferred cash payments over five years of $21 million. In addition, SangStat will pay PMC royalties on IMTIX-SangStat product sales that are variable and contingent upon the sales of certain IMTIX-SangStat products. The transaction was structured by having the business of IMTIX transferred to IMTIX-SangStat SAS, a French company set up by PMC and then having 100% of the shares of IMTIX-SangStat SAS purchased by SangStat. The transaction will be accounted for using the purchase method. The source of funds used to acquire these assets was cash on hand at the Company.

        (b) PMC carries on the business of researching developing, manufacturing, marketing and distributing bio-pharmaceutical products used in organ transplantation in humans. The Registrant intends to continue such business.

        Acquisitions involve numerous risks including, but not limited to, difficulties in the assimilation of the operations and products of the acquired companies, the diversion of management's attention from other business concerns, and the potential loss of key employees of the acquired company. Achieving the anticipated benefits of the Acquisition will depend in part upon whether the integration of the two companies' businesses and operations are accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The successful combination of companies in the transplantation industry may be more difficult to accomplish than in other industries. The combination of the two companies will require, among other things, receipt of approvals by regulatory agencies to transfer product manufacturing and marketing licenses and the successful integration of IMTIX into SangStat. There can be no assurance that such integration will be accomplished smoothly or successfully. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following a merger, including the Acquisition, will require the dedication of management resources that may distract attention from the day-to-day business of SangStat. The inability of management to successfully integrate the operations of the two companies or any other company which SangStat may acquire, could have a material adverse effect on the business and results of operations of SangStat.

        The foregoing description is qualified in its entirety by reference to the Master Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

        (a) Financial Statements of Business Acquired.*

        (b) Pro Forma Financial Information.*

            Exhibit     Description
            -------     -----------
              2.1       Master  Agreement  between Pasteur Merieux Serums
                        & Vaccins, S.A. dated June 10, 1998, including
                        Exhibit 8 thereto.**

             99.1       Text of Press Release dated September 30, 1998.



--------
* Pursuant to Items 7(a)(4) and 7(b)(2) of the General Instructions to Form 8-K, the Financial Statements of Business Acquired and the Pro Forma Financial Information will be filed by amendment not later than December 14, 1998.

** Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Master Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

                                          SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SANGSTAT MEDICAL CORPORATION



Date:  October 14, 1998                By: /s/ JAMES F. HINRICHS
                                           -------------------------------------
                                           James F. Hinrichs, CFA
                                           Chief Financial Officer
                                           (Duly Authorized Officer and
                                           Principal Financial Officer)

                                  EXHIBIT INDEX


Exhibit
Number      Description
-------     -----------
  2.1       Master Agreement between SangStat Medical Corporation and Pasteur
            Merieux Serums & Vaccins, S.A. dated June 10, 1998, including
            Exhibit 8 thereto.*

 99.1       Text of Press Release dated September 30, 1998.



--------
* Pursuant to Item 601(b)(2) of Regulation S-K, the remaining exhibits and schedules to this Master Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.